   As filed with the Securities and Exchange Commission on February 1, 2000

                                                       REGISTRATION NO. 333 -
================================================================================

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ----------------------

                            CYBERIAN OUTPOST, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                     06-1419111
   (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

                      23 North Main Street - P.O. Box 636
                            Kent, Connecticut 06757
              (Address of Principal Executive Offices) (Zip Code)

   CYBERIAN OUTPOST, INC. 1998 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
                           (Full title of the plan)

                               ROBERT A. BOWMAN
                     President and Chief Executive Officer
                            Cyberian Outpost, Inc.
                      23 North Main Street - P.O. Box 636
                            Kent, Connecticut 06757
                    (Name and address of agent for service)

                                (860)-927-2050
                           (860)-927-8373 facsimile
         (Telephone number, including area code, of agent for service)

                           ------------------------

                        Calculation of Registration Fee

============================================================================================================
                                                      Proposed           Proposed
    Title of                      Amount to be         maximum            Maximum          Amount of
securities to be                 registered(1)     offering price        Aggregate      registration fee
   registered                                       per share(2)     Offering price(2)
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          947,275        $10.5740           $10,016,485         $2,645
                                    1,052,725        $ 9.3125           $ 9,803,502         $2,589
                                    ---------                                               ------
                                    2,000,000                                               $5,234
                                    =========
============================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which may hereafter be granted under the Cyberian Outpost, Inc. 1998 Employee, Director and Consultant Stock Plan (the "Plan") as approved at the Company's Annual Meeting of Shareholders held on July 27, 1999. The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (January 28, 2000) within 5 business days prior to filing this Registration Statement.
================================================================================

                               EXPLANATORY NOTE
                               ----------------

     As approved at the Company's Annual Meeting of Shareholders held on July 27, 1999, this Registration Statement on Form S-8 hereby registers 2,000,000 additional shares of Common Stock pursuant to the Plan. A Registration Statement on Form S-8 (File No. 333-64403), registering an aggregate of 4,969,500 shares of Common Stock under (i) the Plan, (ii) the Cyberian Outpost, Inc. 1998 Incentive Stock Plan and (iii) the Cyberian Outpost, Inc. 1997 Incentive Stock Plan was filed with the Securities and Exchange Commission on September 28, 1998. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1999.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999.

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1999.

     (e) The Company's Current Report on Form 8-K filed on August 4, 1999.

     (f) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, File No.000-24659 filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 10,200 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     Incorporated herein by reference from the Company's Registration Statement on Form S-1, File No. 333-55819.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-55819, and incorporated herein by reference).

         (4.2) Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, File No. 333-64403, and incorporated herein by reference).

         (4.3) Restated Bylaws of the Registrant (Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1999, File No. 000-24659, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                (included in opinion of counsel filed as Exhibit 5).

         (23.2) Consent of KPMG LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

         (99) 1998 Employee, Director and Consultant Stock Plan, as amended and restated through July 27, 1999.

Item 9.  Undertakings.
---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934;

     and, where interim financial information required to be presented by
     Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, Connecticut on this 31st day of January 2000.


                                    CYBERIAN OUTPOST, INC.



                                    By   /s/ Robert A. Bowman
                                      ---------------------------------------
                                      Robert A. Bowman
                                      President and Chief Executive Officer


     Each person whose signature appears below constitutes and appoints Robert
A. Bowman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cyberian Outpost, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                      Date
---------                            -----                      ----


/s/ Robert A. Bowman          President, Chief Executive        January 31, 2000
----------------------------  Officer and Director
Robert A. Bowman              (principal executive officer)


/s/ Katherine N. Vick         Executive Vice President for      January 31, 2000
----------------------------  Business Development, Chief
Katherine N. Vick             Financial Officer and Director
                              (principal financial and
                              accounting officer)

/s/ Darryl Peck               Chairman of the Board             January 31, 2000
----------------------------
Darryl Peck

/s/ Charles H. Jackson, IV    Director                          January 31, 2000
----------------------------
Charles H. Jackson, IV

/s/ William H. Lane III       Director                          January 31, 2000
----------------------------
William H. Lane III

/s/ James E. Preston          Director                          January 31, 2000
----------------------------
James E. Preston

                            CYBERIAN OUTPOST, INC.

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT

     (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-55819, and incorporated herein by reference).

     (4.2)  Restated Certificate of Incorporation of the Registrant (Filed as
            Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, File No. 333-64403, and incorporated herein by reference).

     (4.3) Restated Bylaws of the Registrant (Filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-55819, and incorporated herein by reference).

     (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

     (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            (included in opinion of counsel filed as Exhibit 5).

     (23.2) Consent of KPMG LLP.

     (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

     (99) 1998 Employee, Director and Consultant Stock Plan, as amended and restated through July 27, 1999.